UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 15, 2010, Stryker Corporation (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of its 3.000% Notes due 2015 (the “2015 Notes”) and $500,000,000 aggregate principal amount of its 4.375% Notes due 2020 (the “2020 Notes” and, together with the 2015 Notes, the “Notes”). The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-164299) and the Prospectus included therein, filed with the Securities and Exchange Commission on January 12, 2010 and supplemented by the Prospectus Supplement dated January 12, 2010. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, including acquisitions, stock repurchases and other business opportunities.

The Company entered into an Underwriting Agreement, dated January 12, 2010 (the “Underwriting Agreement”), between the Company and Banc of America Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under an Indenture, dated January 15, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated January 15, 2010, between the Company and the Trustee and relating to the 2015 Notes and the Second Supplemental Indenture, dated January 15, 2010, between the Company and the Trustee and relating to the 2020 Notes (together, the “Supplemental Indentures”).

The Company sold the 2015 Notes and the 2020 Notes to the Underwriters at issue prices of 99.294% and 98.678% of the principal amounts thereof, respectively. The Underwriters offered the 2015 Notes and the 2020 Notes to the public at prices of 99.894% and 99.328% of the principal amounts thereof, respectively. Interest is payable on the Notes on January 15 and July 15 of each year, commencing on July 15, 2010.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture governing the Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The foregoing description of the Underwriting Agreement, the Indenture and the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3 hereto, respectively, and incorporated herein by reference.

The Underwriters and their affiliates have performed, from time to time, and may in the future perform, various investment banking, commercial lending, financial advisory and other services for the Company for which they received or will receive customary fees and expenses.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 8.01	OTHER EVENTS

The Company issued a press release on January 12, 2010 announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The agreements included as exhibits to this Current Report on Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

(d)	Exhibits

1.1	Underwriting Agreement, dated January 12, 2010, between Stryker Corporation and Banc of America Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association.

4.2	First Supplemental Indenture (including the form of 2015 note), dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association.

4.3	Second Supplemental Indenture (including the form of 2020 note), dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association.

99.1	Press release announcing the pricing of the notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

January 15, 2010	/S/ CURT R. HARTMAN
Date	Curt R. Hartman
Vice President, Chief Financial Officer